EXHIBIT 99.b.10(a)

                        CONSENT OF INDEPENDENT AUDITORS

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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in the Post-Effective Amendment No. 13 to Registration Statement No. 333-01087 filed on Form N-4 of Valley Forge Life Insurance Company Variable Annuity Separate Account of our report on the financial statements - statutory basis of Valley Forge Life Insurance Company, dated April 23, 2004 (which report expresses an unqualified opinion on such statutory-basis financial statements; includes an explanatory paragraph that indicates that the financial statements were prepared in accordance with accounting practices prescribed or permitted by the Insurance Department of the Commonwealth of Pennsylvania, and such practices differ from accounting principles generally accepted in the United States of America; and expresses an opinion that the financial statements are not fairly presented in conformity with accounting principles generally accepted in the United States of America), and our report on the financial statement of Valley Forge Life Insurance Company Variable Annuity Separate Account, dated March 25, 2004, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Valley Forge Life Insurance Company Variable Annuity Separate Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

DELOITTE & TOUCHE LLP

Chicago, Illinois
April 29, 2005